Exhibit 23.19

SLR Consulting (Canada) Ltd. 55 University Ave., Suite 501, Toronto, ON M5J 2H7

September  26, 2023
Consent of Qualified Person
SLR Consulting (Canada) Ltd. (“SLR”), in connection with Allkem Livent plc’s registration statement on Form S-4 and the proxy statement/prospectus included therein and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statement”), consents to:
1
The filing and use of the technical report summary titled “SEC Technical Report Summary James Bay Lithium Project” (the “Technical Report Summary”), with an effective date of June 30, 2023, as an exhibit to and referenced in the Registration Statement;

2
The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary; and

3
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified to by us, that is or are included or incorporated by reference in the Registration Statement.

SLR is responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary: 1.1 – 1.5, 1.7, 1.8, 1.11, 1.13 (mining operating costs and mining capital expenditures), 1.14, 1.15.1, 1.15.2, 2, 3, 5 – 9, 11 – 13, 16, 18.2.5, 18.3.1, 19, 20, 22.1.1, 22.1.2, 22.2.1, 23.1, and 23.2.
SLR certifies that it has read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which it is responsible.

SLR Consulting (Canada) Ltd.
Per:

/s/ Luke Evans

Luke Evans, P.Eng., M.Sc.
Global Technical Director – Geology Group Leader and Principal Geologist